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                       FIRST AMENDMENT
                              TO
            COMMON STOCK SALE/REPURCHASE AGREEMENT

     FIRST AMENDMENT dated November 12, 1997 ("Amendment") to the Common Stock Sale/Repurchase Agreement by and between ISRAEL CHEMICALS, LTD., an Iraeli limited liability company ("ICL") and SUPERGEN, INC., a Delaware company ("Company") dated as of August 6, 1997 ("Repurchase Agreement"). Unless otherwise defined herein, all capitalized terms shall have the meanings given them in the Repurchase Agreement.

                             RECITALS

     WHEREAS, pursuant to the Repurchase Agreement, the Company repurchased from ICL 740,000 shares of the common stock of the Company, with 1,831,000 Remaining ICL Shares placed in escrow pursuant to an Escrow Agreement dated as of August 6, 1997 among ICL, the Company and the Escrow Agent named therein ("Escrow Agreement"); and

     WHEREAS, subject to the terms and conditions of Section 7(iii) of the Repurchase Agreement, the Remaining ICL Shares may not be transferred or otherwise disposed of by ICL (the "Lock-up") for the duration of the Lock-Up Period, and 915,500 of the Remaining ICL Shares (the "Option Shares") are further subject to a Put Option and a Call Option; and

     WHEREAS, the parties wish to effect a sale by ICL of 346,750 shares of the Remaining ICL Shares ("JLS Shares") to Jessup & Lamont Securities Corporation ("JLS") and, accordingly, (i) the Company has agreed to release the JLS Shares from the Lock-up and from Escrow (as said term is defined in the Escrow Agreement), (ii) ICL has agreed to permit the Company to assign its Call Option, (iii) ICL has agreed to transfer to the number of Option Shares subject to the Put Option and Call Option, that number of shares equal to 50% of the JLS Shares from such of the Remaining ICL Shares that are not Option Shares ("Transferred Option Shares"), and (iv) the parties agree to otherwise amend the Repurchase Agreement on the terms and subject to the conditions set forth below and to confirm and reaffirm the obligations of each party under the Repurchase Agreement, as so amended hereby.

     NOW, THEREFORE, the parties hereby agree that, on the terms and subject to the conditions hereinafter set forth, the Repurchase Agreement is hereby amended as follows:

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     1. SALE OF SHARES. Subject to the terms and conditions set forth herein, the parties agree that ICL may sell the JLS Shares to JLS at a price per share equal to $14.3125 per share on a date as soon as practical after the date of execution of this Amendment (the "Sale").

     2. RELEASE FROM LOCK-UP. As of the date hereof, in accordance with the terms of a letter of instructions to the Escrow Agent of even date herewith, the Company expressly released the JLS Shares from the Lock-up and from Escrow and the escrow arrangements set forth in the Escrow Agreement.

     3. NEW OPTION SHARES. Upon consummation of the Sale, ICL agrees to add to the number of Option Shares, the Transferred Option Shares, such that the total number of Option Shares subject to the Put Option and Call Option provisions of Section 9 of the Repurchase Agreement shall equal 1,088,875 shares of the Company's common stock (the "New Option Shares"). For the avoidance of doubt, all of the New Option Shares shall, upon consummation of the Sale, be subject to ICL's Put Option and to the Company's Call Option under the terms of the Repurchase Agreement.

     4. ASSIGNMENT. The Company's Call Option with respect to the New Option Shares may be assigned by the Company; provided that the Company shall provide ICL three (3) business days' prior written notice of any such assignment ("Notice"). No assignment hereunder shall be made by the Company if it receives written notice from ICL, within two (2) business days' from ICL's receipt of the Notice, that ICL is prohibited from selling to, or otherwise transacting business with, the purported assignee under the laws of the State of Israel.

     5. CONDITIONS PRECEDENT. The Sale and the agreements set forth above shall be subject to delivery by the Company or its counsel, prior to the Sale, of appropriate instructions or other documentation required by the Transfer Agent and the Escrow Agent to effect (i) release of the Certificate in Escrow by the Escrow Agent to the Transfer Agent, and (ii) delivery by the Transfer Agent of substitute stock certificates representing the JLS Shares, the New Option Shares and the number of shares remaining after subtracting from the Remaining ICL Shares, the JLS Shares and the New Option Shares (the "New Remaining Shares") all as more specifically described in the letter of instructions referenced in Section 2 above.

     6. UNWIND. In the event that the Sale is not consummated on the terms described in Section 1 within 30 days of the date hereof, this Amendment shall have no further force and effect, and the parties agree that each shall return to their relative positions just prior to this Amendment under the terms and conditions of the Repurchase Agreement and the Escrow Agreement with respect to the Remaining ICL Shares, Option Shares, Lock-up and otherwise.

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     7. OTHER PROVISIONS OF REPURCHASE AGREEMENT. Except as expressly modified or supplemented by this Amendment, the terms, covenants and conditions of the Repurchase Agreement remain in full force and effect as executed.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be signed on the date first written above.

SUPERGEN, INC.                        ISRAEL CHEMICALS, LTD.

By: /s/ Dr. Joseph Rubinfeld          By:
   ---------------------------            ---------------------------
Name:                                     Name:
Title:                                    Time:





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